UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 Vaqueros Avenue

Sunnyvale, California 94085

(Address of principal executive offices, including zip code)

(408) 736-0224

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to our Current Report on Form 8-K filed February 22, 2005 is being filed for the sole purpose of amending the second sentence of the section of our Current Report entitled “Restricted Stock Grants and Option Grants” and noting a drafting error in our 2005 Executive Officer Bonus Plan, which was filed as Exhibit 10.47 to our Current Report.

Item 1.01 Entry into a Material Definitive Agreement.

The second sentence of the section entitled “Restricted Stock Grants and Option Grants” in our Current Report on Form 8-K filed February 22, 2005 is hereby amended and restated in its entirety by the following:

The options granted to each of the named executive officers have an exercise price equal to the closing price of the Company’s common stock on February 14, 2005, have a term of seven years from the date of grant and vest in equal monthly installments over a period of four years, beginning February 15, 2005.

A drafting error exists in our 2005 Executive Officer Bonus Plan, which was filed as Exhibit 10.47 to our Current Report on Form 8-K filed February 22, 2005. As filed the 2005 Executive Officer Bonus Plan defines EBITDAC as “Earnings before Income Tax Depreciation Amortization and non-cash equity Compensation.” Our 2005 Executive Officer Bonus Plan in fact defines EBITDAC as “Earnings before Income Tax Depreciation Amortization and equity Compensation.” A corrected copy of our 2005 Executive Officer Bonus Plan is attached hereto as Exhibit 10.47.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.47	2005 Executive Officer Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: February 28, 2004	By:	/s/ Fernando Sanchez
Fernando Sanchez Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.47	2005 Executive Officer Bonus Plan

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